UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2024

Ocuphire Pharma, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34079	11-3516358
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

37000 Grand River Avenue, Suite 120 Farmington Hills, MI	48335
(Address of principal	(Zip Code)
executive offices)

Registrant's telephone number, including area code: (248) 957-9024

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	OCUP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 11, 2024, Ocuphire Pharma, Inc., a Delaware corporation (the “Company”), entered into a Consulting Agreement (the “Consulting Agreement”), pursuant to which Jay Pepose, M.D., a director sitting on the Company’s board of directors, agreed to serve as a consultant of the Company.  Pursuant to the Consulting Agreement, Dr. Pepose will be paid a monthly consulting fee of $39,583.00 and an award of 32,000 restricted stock units (“RSUs”), as well as stock options to purchase 48,000 shares of the Company’s common stock, with an exercise price based on the closing price of the common stock on April 11, 2024, which was $1.79 (the “Options”). The RSUs will vest on April 11, 2025, subject to Dr. Pepose’s continued service over that period. The Options will vest in 12 equal monthly installments beginning on May 11, 2024, subject to Dr. Pepose’s continued service over that period. The Consulting Agreement will terminate on April 11, 2025 unless mutually extended.

The foregoing summary of the Consulting Agreement is qualified in its entirety by reference to the full text of such agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Consulting Agreement between Ocuphire Pharma, Inc. and Jay Pepose, M.D., dated April 11, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 17, 2024	OCUPHIRE PHARMA, INC.

	By:	/s/ Dr. George Magrath
	Name:	Dr. George Magrath
	Title:	Chief Executive Officer